Exhibit 99.1

Heritage Commerce Corp Earns $18.1 Million for the Third Quarter of 2022, and

$45.8 Million for the First Nine Months of 2022

San Jose, CA — October 27, 2022 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today announced third quarter 2022 net income of $18.1 million, or $0.30 per average diluted common share, compared to $13.7 million, or $0.23 per average diluted common share, for the third quarter of 2021, and $14.8 million, or $0.24 per average diluted common share, for the second quarter of 2022. For the nine months ended September 30, 2022, net income was $45.8 million, or $0.75 per average diluted common share, compared to $33.7 million, or $0.56 per average diluted common share, for the nine months ended September 30, 2021. All results are unaudited.

“Our outstanding operating results reflect the continued successful implementation of our growth plan. We delivered record third quarter and year-to-date 2022 earnings, fueled by higher net interest income and solid loan growth. Our net interest margin improved to 3.73% for the third quarter of 2022, compared to 3.38% from the preceding quarter, driven primarily by a shift in the mix of earning assets as the Company invested its excess liquidity into higher yielding loans and investment securities. Loans, excluding Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans and residential mortgages, increased 10% from a year earlier, and 3% from the preceding quarter. Total deposits increased $69.6 million from the linked quarter with noninterest-bearing deposits increasing 4% from a year ago,” said Clay Jones, President and Chief Executive Officer. “Net income increased 22% from the preceding quarter and 32% from the third quarter a year ago. The return on average tangible equity was 16.60%, the return on average tangible assets was 1.36% and our efficiency ratio improved to 47.02%, for the third quarter of 2022.”

“Our credit quality remains healthy as a result of our credit management, while we continue to be vigilant to the potential impact an uncertain economic future could have on our portfolio. Nonperforming assets (“NPAs”) declined $3.7 million at September 30, 2022 from September 30, 2021, and declined $1.7 million from June 30, 2022, with continued net recoveries throughout the first nine months of 2022,” said Mr. Jones. “Reflecting our strong loan growth, we recorded a $1.0 million provision for credit losses on loans during the third quarter of 2022.”

“Our noninterest income was also higher in the third quarter of 2022, compared to the preceding quarter, primarily due to the substantial increase in gain on sale of SBA loans and higher income on off-balance sheet deposits,” said Mr. Jones. Third quarter 2022 noninterest expense was elevated compared to the third quarter a year ago and to the preceding quarter, due to non-cash expenses related to the retirement of the previous President and Chief Executive Officer of the Company from the vesting of shares of restricted common stock. This one-time contractual event added $784,000 to salaries and employee benefits for the third quarter of 2022, which increased 13% from the third quarter of 2021, and 5% from the second quarter of 2022.

“These solid results are a direct result of our dedicated employees and their commitment and effort in supporting our clients, communities and shareholders,” said Mr. Jones. “Our strong liquidity continues to provide us with the opportunity for investment strategies that positively impact our net interest income.”

Third Quarter Ended September 30, 2022

Operating Results, Balance Sheet Review, Capital Management, and Credit Quality

(as of, or for the periods ended September 30, 2022, compared to September 30, 2021, and June 30, 2022, except as noted):

Operating Results:

♦	Diluted earnings per share were $0.30 for the third quarter of 2022, compared to $0.23 for the third quarter of 2021, and $0.24 for the second quarter of 2022. Diluted earnings per share were $0.75 for the first nine months of 2022, compared to $0.56 for the first nine months of 2021.

♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible equity for the periods indicated:

	For the Quarter Ended:			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(unaudited)	2022	2022	2021	2022	2021
Return on average tangible assets	1.36%	1.15%	1.10%	1.17%	0.94%
Return on average tangible equity	16.60%	14.06%	13.49%	14.41%	11.29%

♦	Net interest income, before provision for credit losses on loans, increased 26% to $48.0 million for the third quarter of 2022, compared to $38.2 million for the third quarter of 2021. The fully tax equivalent (“FTE”) net interest margin increased 55 basis points to 3.73% for the third quarter of 2022, from 3.18% for the third quarter of 2021, primarily due to a shift in the mix of earning assets into higher yielding loans and investment securities, and higher average yield on overnight funds, partially offset by lower interest and fees on PPP loans, a decrease in the accretion of the loan purchase discount into interest income from acquired loans, lower prepayment fees, and a higher cost of funds.

●	Net interest income increased 15% to $48.0 million for the third quarter of 2022, compared to $41.9 million for the second quarter of 2022. The FTE net interest margin increased 35 basis points to 3.73% for the third quarter of 2022 from 3.38% for the second quarter of 2022, primarily due to a shift in the mix of earning assets as the Company invested its excess liquidity into higher yielding loans and investment securities, and higher average yields on overnight funds, partially offset by a decrease in the accretion of the loan purchase discount into interest income from acquired loans, lower prepayment fees, lower interest and fees on PPP loans, and a higher cost of funds.

●	Net interest income increased 19% to $128.1 million for the first nine months of 2022, compared to $108.0 million for the first nine months of 2021. For the first nine months of 2022, the FTE net interest margin increased 26 basis points to 3.39%, compared to 3.13% for the first nine months of 2021, primarily due to higher average balances of loans and investment securities, higher average yields on investment securities and overnight funds, partially offset by lower interest and fees on PPP loans, a decrease in the accretion of the loan purchase discount into interest income from acquired loans, and lower prepayment fees.

♦	The following table, as of September 30, 2022, sets forth the estimated changes in the Company’s annual net interest income that would result from the designated instantaneous parallel shift in interest rates from the base rate:

	Increase/(Decrease) in
	Estimated Net
	Interest Income(1)
	Amount	Percent

	(Dollars in thousands)
Change in Interest Rates (basis points)
+400	$33,788	16.2%
+300	$25,318	12.1%
+200	$16,899	8.1%
+100	$8,479	4.1%
0	—	—
−100	$(16,828)	(8.1)%
−200	$(35,111)	(16.8)%
−300	$(53,144)	(25.5)%

(1)	Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results. Actual rates paid on deposits may differ from the hypothetical interest rates modeled due to competitive or market factors, which could reduce any actual impact on net interest income.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio increased to 4.90% for the third quarter of 2022, compared to 4.80% for the second quarter of 2022, primarily due to increases in the prime rate, partially offset by a decrease in the accretion of the loan purchase discount into interest income from acquired loans, lower prepayment fees, lower fees on PPP loans, and higher average balances of lower yielding purchased residential mortgage loans.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2022			June 30, 2022
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,574,842	$30,490	4.70%	$2,530,836	$27,402	4.34%
Prepayment fees	—	96	0.01%	—	549	0.09%
PPP loans	4,593	11	0.95%	21,479	53	0.99%
PPP fees, net	—	190	16.41%	—	493	9.21%
Asset-based lending	53,514	1,032	7.65%	49,667	874	7.06%
Bay View Funding factored receivables	62,623	3,201	20.28%	64,085	3,129	19.58%
Purchased residential mortgages	445,256	3,414	3.04%	381,988	2,711	2.85%
Purchased commercial real estate ("CRE") loans	8,337	83	3.95%	8,425	77	3.67%
Loan fair value mark / accretion	(5,178)	353	0.05%	(6,303)	1,250	0.20%
Total loans (includes loans held-for-sale)	$3,143,987	$38,870	4.90%	$3,050,177	$36,538	4.80%

●	The average yield on the total loan portfolio decreased to 4.90% for the third quarter of 2022, compared to 5.18% for the third quarter of 2021, primarily due to lower interest and fees on PPP loans, a decrease in the accretion of the loan purchase discount into interest income from acquired loans, lower prepayment fees, and higher average balances of lower yielding purchased residential mortgages, partially offset by increases in the prime rate.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2022			September 30, 2021
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,574,842	$30,490	4.70%	$2,317,985	$25,476	4.36%
Prepayment fees	—	96	0.01%	—	1,282	0.22%
PPP loans	4,593	11	0.95%	218,098	548	1.00%
PPP fees, net	—	190	16.41%	—	2,508	4.56%
Asset-based lending	53,514	1,032	7.65%	43,457	586	5.35%
Bay View Funding factored receivables	62,623	3,201	20.28%	50,674	2,815	22.04%
Purchased residential mortgages	445,256	3,414	3.04%	141,073	1,019	2.87%
Purchased CRE loans	8,337	83	3.95%	9,177	91	3.93%
Loan fair value mark / accretion	(5,178)	353	0.05%	(8,923)	1,882	0.32%
Total loans (includes loans held-for-sale)	$3,143,987	$38,870	4.90%	$2,771,541	$36,207	5.18%

●	The average yield on the total loan portfolio decreased to 4.81% for the nine months ended September 30, 2022, compared to 5.07% for the nine months ended September 30, 2021, primarily due to a decrease in interest and fees on PPP loans, a decrease in the accretion of the loan purchase discount into interest income from acquired loans, lower prepayment fees, and an increase in the average balance of lower yielding purchased residential mortgages.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2022			September 30, 2021
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,530,130	$83,988	4.44%	$2,254,435	$75,205	4.46%
Prepayment fees	—	1,155	0.06%	—	2,303	0.14%
PPP loans	28,575	210	0.98%	290,253	2,163	1.00%
PPP fees, net	—	2,029	9.49%	—	7,784	3.59%
Asset-based lending	57,540	2,857	6.64%	35,376	1,424	5.38%
Bay View Funding factored receivables	61,508	9,123	19.83%	49,263	8,237	22.36%
Purchased residential mortgages	394,618	8,553	2.90%	96,761	2,118	2.93%
Purchased CRE loans	8,424	237	3.76%	13,618	372	3.65%
Loan fair value mark / accretion	(6,121)	2,357	0.12%	(10,387)	3,876	0.23%
Total loans (includes loans held-for-sale)	$3,074,674	$110,509	4.81%	$2,729,319	$103,482	5.07%

●	In aggregate, the remaining net purchase discount on total loans acquired from Focus Business Bank, Tri-Valley Bank, United American Bank, and Presidio Bank was $5.0 million at September 30, 2022.

♦	The average cost of total deposits was 0.13% for the third quarter of 2022, compared to 0.10% for both the third quarter of 2021 and the second quarter of 2022. The average cost of total deposits was 0.11% for both the nine months ended September 30, 2022 and September 30, 2021.

♦	During the third quarter of 2022, there was a provision for credit losses on loans of $1.0 million, compared to a $514,000 negative provision for credit losses on loans for the third quarter of 2021, and a negative provision for credit losses on loans of $181,000 for the second quarter of 2022. There was a provision for credit losses on loans of $258,000 for the nine months ended September 30, 2022, compared to a $2.5 million negative provision for credit losses on loans for the nine months ended September 30, 2021.
♦	Total noninterest income increased 15% to $2.8 million for the third quarter of 2022, compared to $2.4 million for the third quarter of 2021, primarily due to higher income on off-balance sheet deposits, partially offset by a lower gain on sale of SBA loans during the third quarter of 2022, and a gain on proceeds from company-owned life insurance during the third quarter of 2021. Total noninterest income increased 33% from $2.1 million for the second quarter of 2022, primarily due to higher service charges and fees on deposit accounts, and a higher gain on sale of SBA loans during the third quarter of 2022.

●	For the nine months ended September 30, 2022, total noninterest income increased 7% to $7.3 million, compared to $6.9 million for the nine months ended September 30, 2021, primarily due to higher income on off-balance sheet deposits, and a $669,000 gain on warrants, partially offset by a lower gain on sale of SBA loans and a lower gain on proceeds from company-owned life insurance during the first nine months of 2022.

♦	Total noninterest expense for the third quarter of 2022 increased to $23.9 million, compared to $21.8 million for the third quarter of 2021, and $23.2 million for the second quarter of 2022, primarily due to higher salaries and employee benefits, occupancy and equipment, and insurance expense during the third quarter of 2022. Salaries and employee benefits included $784,000 of restricted stock expense for vesting of restricted common stock held by the previous President and Chief Executive Officer of the Company who retired during the third quarter of 2022.

●	Noninterest expense for the nine months ended September 30, 2022 decreased to $70.3 million, compared to $70.9 million for the nine months ended September 30, 2021, primarily due to a reserve for a legal settlement during the first nine months of 2021, partially offset by higher salaries and employee benefits, occupancy and equipment, and insurance expense during the first nine months of 2022.

●	Full time equivalent employees were 327 at September 30, 2022, and 325 at September 30, 2021, and 332 at June 30, 2022.

♦	The efficiency ratio was 47.02% for the third quarter of 2022, compared to 53.78% for the third quarter of 2021, and 52.73% for the second quarter of 2022. The efficiency ratio for the nine months ended September 30, 2022 was 51.92%, compared to 61.67% for the nine months ended September 30, 2021. The improvement in the efficiency ratio for the third quarter and first nine months of 2022 was primarily due to an increase in net interest income from the rising interest rate environment. The efficiency ratio for the nine months ended September 30, 2021 was negatively impacted by the $4.0 million reserve for a legal settlement. Excluding the $4.0 million reserve for a legal settlement, the efficiency ratio was 58.18% for the nine months ended September 30, 2021.

♦	Income tax expense was $7.8 million for the third quarter of 2022, compared to $5.6 million for the third quarter of 2021, and $6.1 million for the second quarter of 2022. The effective tax rate for the third quarter of 2022 was 30.3%, compared to 28.8% for the third quarter of 2021, and 29.3% for the second quarter of 2021. The increase in the effective tax rate was due to an adjustment from significantly higher earnings for the third quarter of 2022, compared to the first and second quarters of 2022. Income tax expense for the nine months ended September 30, 2022 was $19.1 million, compared to $12.8 million for the nine months ended September 30, 2021. The effective tax rate for the nine months ended September 30, 2022 was 29.5%, compared to 27.5% for the nine months ended September 30, 2021.

Balance Sheet Review, Capital Management and Credit Quality:

♦Total assets decreased (1%) to $5.431 billion at September 30, 2022, compared to $5.463 billion at September 30, 2021, and increased 1% from $5.357 billion at June 30, 2022.

♦	Securities available-for-sale, at fair value, totaled $478.5 million at September 30, 2022, compared to $121.0 million at September 30, 2021, and $332.1 million at June 30, 2022. At September 30, 2022, the Company’s securities available-for-sale portfolio was comprised of $405.4 million of U.S. Treasury securities and $73.1 million of agency mortgage-backed securities (all issued by U.S. Government sponsored entities).
●	The pre-tax unrealized loss on U.S. Treasury securities available-for-sale at September 30, 2022 was ($10.1) million, compared to a pre-tax unrealized gain of $11,000 at September 30, 2021, and a pre-tax unrealized loss of ($1.2) million at June 30, 2022. The pre-tax unrealized loss on mortgage-backed securities available-for-sale at September 30, 2022 was ($7.3) million, compared to a pre-tax unrealized gain of $4.0 million at September 30, 2021, and a pre-tax unrealized loss of ($2.9) million at June 30, 2022. The pre-tax unrealized loss on total securities available-for-sale at September 30, 2022 was ($17.4) million, compared to a pre-tax unrealized gain of $4.0 million at September 30, 2021, and a pre-tax unrealized loss of ($4.1) million at June 30, 2022. All other factors remaining the same, when market interest rates are increasing, the Company will experience a higher unrealized loss in the securities portfolio.
●	During the third quarter of 2022, the Company purchased $163.0 million of U.S. Treasury securities available-for-sale, with a book yield of 3.50% and an average life of 1.83 years. During the first nine months of 2022, the Company purchased $414.0 million of U.S. Treasury securities available-for-sale, with a book yield of 3.04% and an average life of 2.28 years.
♦	At September 30, 2022, securities held-to-maturity, at amortized cost, totaled $703.8 million, compared to $537.3 million at September 30, 2021, and $723.7 million at June 30, 2022. At September 30, 2022, the Company’s securities held-to-maturity portfolio was comprised of $665.7 million of agency mortgage-backed securities, and $38.1 million of tax-exempt municipal bonds.
●	The pre-tax unrealized loss on mortgage-backed securities held-to-maturity at September 30, 2022 was ($108.1) million, compared to a pre-tax unrealized gain of $1.1 million at September 30, 2021, and a pre-tax unrealized loss of ($72.5) million at June 30, 2022. The pre-tax unrealized loss on municipal bonds held-to-maturity at September 30, 2022 was ($2.1) million, compared to a pre-tax unrealized gain of $989,000 at September 30, 2021, and a pre-tax unrealized loss of ($436,000) at June 30, 2022. The pre-tax unrealized loss on total securities held-to-maturity at September 30, 2022 was ($110.2) million, compared to a pre-tax unrealized gain of $2.1 million at September 30, 2021, and a pre-tax unrealized loss of ($72.9) million at June 30, 2022.
●	There were no purchases of securities held-to-maturity during the third quarter of 2022. During the first nine months of 2022, the Company purchased $119.4 million of agency mortgage-backed securities held-to-maturity, with a book yield of 2.21% and an average life of 6.55 years.
♦	The average life of the total investment securities portfolio was 5.18 years at September 30, 2022.
♦	The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	September 30, 2022		June 30, 2022		September 30, 2021
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$541,215	17%	$523,268	17%	$578,944	20%
PPP Loans(1)	1,614	0%	8,153	0%	164,506	6%
Real estate:
CRE - owner occupied	612,241	19%	597,521	19%	580,624	20%
CRE - non-owner occupied	1,023,405	32%	993,621	32%	829,022	29%
Land and construction	167,439	5%	155,389	5%	141,277	5%
Home equity	116,489	3%	116,641	4%	106,690	4%
Multifamily	229,455	7%	221,938	7%	205,952	7%
Residential mortgages	508,839	16%	448,958	15%	211,467	8%
Consumer and other	16,620	1%	18,354	1%	20,106	1%
Total Loans	3,217,317	100%	3,083,843	100%	2,838,588	100%
Deferred loan costs (fees), net	(844)	—	(1,391)	—	(5,729)	—
Loans, net of deferred costs and fees	$3,216,473	100%	$3,082,452	100%	$2,832,859	100%

(1)	Less than 1% at September 30, 2022 and June 30, 2022.

●	Loans, excluding loans held-for-sale, increased $383.6 million, or 14%, to $3.216 billion at September 30, 2022, compared to $2.833 billion at September 30, 2021, and increased $134.0 million, or 4%, from $3.082 billion at June 30, 2022. Total loans at September 30, 2022 included $1.6 million of PPP loans, compared to $164.5 million at September 30, 2021 and $8.2 million at June 30, 2022. Total loans at September 30, 2022 included $508.8 million of residential mortgages, compared to $211.5 million at September 30, 2021, and $449.0 million at June 30, 2022. Loans, excluding loans held-for-sale, PPP loans and residential mortgages, increased $244.9 million, or 10%, to $2.706 billion at September 30, 2022, compared to $2.461 billion at September 30, 2021, and increased $80.5 million, or 3%, from $2.626 billion at June 30, 2022.

●	Commercial and industrial (“C&I”) line utilization was 29% at September 30, 2022, compared to 27% at September 30, 2021, and 28% at June 30, 2022.

●	At September 30, 2022, 37% of the CRE loan portfolio was secured by owner-occupied real estate, compared to 41% at September 30, 2021, and 38% at June 30, 2022.

●	At September 30, 2022, approximately 34% of the Company’s loan portfolio consisted of floating interest rate loans, compared to 42% at September 30, 2021, and 36% at June 30, 2022.
●	In response to economic stimulus laws passed by Congress in 2020 and 2021, the Bank funded two rounds of PPP loans totaling $530.8 million. At September 30, 2022, there were no remaining “Round 1” PPP loans. After accounting for loan payoffs and SBA loan forgiveness, “Round 2” PPP loans totaled $1.6 million at September 30, 2022. The following table shows interest income, fee income and deferred origination costs generated by the PPP loans, outstanding PPP loan balances and related deferred fees and costs for the periods indicated:

	At or For the Quarter Ended:			At or For the Nine Months Ended:
PPP LOANS	September 30,	June 30,	September 30,	September 30,	September 30,
(in $000’s, unaudited)	2022	2022	2021	2022	2021
Interest income	$11	$53	$548	$210	$2,163
Fee income, net	190	493	2,508	2,029	7,784
Total	$201	$546	$3,056	$2,239	$9,947

PPP loans outstanding at period end:
Round 1	$—	$43	$5,795	$—	$5,795
Round 2	1,614	8,110	158,711	1,614	158,711
Total	$1,614	$8,153	$164,506	$1,614	$164,506

Deferred fees outstanding at period end	$(132)	$(337)	$(4,831)	$(132)	$(4,831)
Deferred costs outstanding at period end	8	24	461	8	461
Total	$(124)	$(313)	$(4,370)	$(124)	$(4,370)

●	During the third quarter of 2022, the Company purchased single family residential mortgage loans totaling $73.5 million, tied to homes located in California, with average principal balances of approximately $1.0 million and a bond equivalent yield of approximately 5.24%, which uses the average life of the loan to recognize the discount into income. During the first nine months of 2022, the Company purchased single family residential mortgage loans totaling $148.0 million, tied to homes located in California, with average principal balances of approximately $915,000.

♦	The following table summarizes the allowance for credit losses on loans (“ACLL”) for the periods indicated:

	At or For the Quarter Ended:			For the Nine Months Ended
ALLOWANCE FOR CREDIT LOSSES ON LOANS	September 30,	June 30,	September 30,	September 30,	September 30,
(in $000’s, unaudited)	2022	2022	2021	2022	2021
Balance at beginning of period	$45,490	$42,788	$43,956	$43,290	$44,400
Charge-offs during the period	(7)	(355)	(65)	(378)	(433)
Recoveries during the period	432	3,238	303	3,751	2,232
Net recoveries (charge-offs) during the period	425	2,883	238	3,373	1,799
Provision for (recapture of) credit losses on loans during the period	1,006	(181)	(514)	258	(2,519)
Balance at end of period	$46,921	$45,490	$43,680	$46,921	$43,680

Total loans, net of deferred fees	$3,216,473	$3,082,452	$2,832,859	$3,216,473	$2,832,859
Total nonperforming loans	$1,036	$2,715	$4,733	$1,036	$4,733
ACLL to total loans	1.46%	1.48%	1.54%	1.46%	1.54%
ACLL to total nonperforming loans	4,529.05%	1,675.51%	922.88%	4,529.05%	922.88%

●	The ACLL was 1.46% of total loans at September 30, 2022 while the ACLL to total nonperforming loans was 4,529.05%. The ACLL was 1.54% of total loans and the ACLL to nonperforming loans was 922.88% at September 30, 2021. The ACLL was 1.48% of total loans and the ACLL to total nonperforming loans was 1,675.51% at June 30, 2022.
●	The following table shows the drivers of change in ACLL under the current expected credit losses (“CECL”) methodology for the first nine months of 2022:

DRIVERS OF CHANGE IN ACLL UNDER CECL
(in $000’s, unaudited)
ACLL at December 31, 2021	$43,290
Portfolio changes during the first quarter of 2022 including net recoveries	(33)
Qualitative and quantitative changes during the first
quarter of 2022 including changes in economic forecasts	(469)
ACLL at March 31, 2022	42,788
Portfolio changes during the second quarter of 2022 including net recoveries	1,383
Qualitative and quantitative changes during the second
quarter of 2022 including changes in economic forecasts	1,319
ACLL at June 30, 2022	45,490
Portfolio changes during the third quarter of 2022 including net recoveries	2,009
Qualitative and quantitative changes during the third
quarter of 2022 including changes in economic forecasts	(578)
ACLL at September 30, 2022	$46,921

●	Net recoveries totaled $425,000 for the third quarter of 2022, compared to net recoveries of $238,000 for the third quarter of 2021, and net recoveries of $2.9 million for the second quarter of 2022. Net recoveries totaled $3.4 million during the first nine months of 2022, compared to net recoveries of $1.8 million for the first nine months of 2021.
♦	The following is a breakout of NPAs at the periods indicated:

NONPERFORMING ASSETS	September 30, 2022		June 30, 2022		September 30, 2021
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Restructured and loans over 90 days past due
and still accruing	$545	53%	$981	36%	$642	13%
Commercial loans	491	47%	640	24%	1,330	28%
CRE loans	—	—%	1,094	40%	2,260	48%
Home equity loans	—	—%	—	—%	94	2%
Consumer and other loans	—	—%	—	—%	407	9%
Total nonperforming assets	$1,036	100%	$2,715	100%	$4,733	100%

●	NPAs totaled $1.0 million, or 0.02% of total assets, at September 30, 2022, compared to $4.7 million, or 0.09% of total assets, at September 30, 2021, $2.7 million, or 0.05% of total assets, at June 30, 2022.

●	There were no foreclosed assets on the balance sheet at September 30, 2022, September 30, 2021, or June 30, 2022.

●	Classified assets decreased to $28.6 million, or 0.53% of total assets, at September 30, 2022, compared to $31.9 million, or 0.58% of total assets, at September 30, 2021, and $28.9 million, or 0.54% of total assets, at June 30, 2022.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	September 30, 2022		June 30, 2022		September 30, 2021
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,883,574	40%	$1,846,365	40%	$1,804,965	38%
Demand, interest-bearing	1,154,403	24%	1,218,538	26%	1,141,944	24%
Savings and money market	1,487,400	32%	1,387,003	30%	1,600,754	34%
Time deposits — under $250	34,728	1%	36,691	1%	39,628	1%
Time deposits — $250 and over	93,263	2%	98,760	2%	103,046	2%
CDARS — interest-bearing demand,
money market and time deposits	29,897	1%	26,287	1%	36,044	1%
Total deposits	$4,683,265	100%	$4,613,644	100%	$4,726,381	100%

●	Total deposits decreased ($43.1) million, or (1%), to $4.683 billion at September 30, 2022, compared to $4.726 billion at September 30, 2021, and increased $69.6 million, or 2%, from $4.614 billion at June 30, 2022.

●	Deposits, excluding all time deposits and CDARS deposits, decreased ($22.3) million to $4.525 billion at September 30, 2022, compared to $4.548 billion at September 30, 2021, and increased $73.5 million, or 2%, compared to $4.452 billion at June 30, 2022.

♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at September 30, 2022, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirement (1)
Total Capital	14.5%	14.0%	10.0%	10.5%
Tier 1 Capital	12.4%	12.9%	8.0%	8.5%
Common Equity Tier 1 Capital	12.4%	12.9%	6.5%	7.0%
Tier 1 Leverage	8.7%	9.0%	5.0%	4.0%

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2022	2022	2021
Unrealized (loss) gain on securities available-for-sale	$(12,398)	$(3,036)	$2,435
Remaining unamortized unrealized gain on securities
available-for-sale transferred to held-to-maturity	—	—	234
Split dollar insurance contracts liability	(5,511)	(5,501)	(6,143)
Supplemental executive retirement plan liability	(7,428)	(7,508)	(8,411)
Unrealized gain on interest-only strip from SBA loans	125	127	179
Total accumulated other comprehensive loss	$(25,212)	$(15,918)	$(11,706)

♦	Tangible equity was $430.2 million at September 30, 2022, compared to $408.1 million at September 30, 2021, and $427.2 million at June 30, 2022. Tangible book value per share was $7.09 at September 30, 2022, compared to $6.77 at September 30, 2021, and $7.04 at June 30, 2022.

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, Sunnyvale, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the following: (1) geopolitical and domestic political developments that can increase levels of political and economic unpredictability, contribute to rising energy prices and commodity prices, and increase the volatility of financial markets; (2) conditions related to the impact of the COVID-19 pandemic, and other infectious illness outbreaks that may arise in the future, our customers, employees, businesses, liquidity, and financial results and overall condition including severity and duration of the associated uncertainties in U.S. and global markets; (3) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (4) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (5) inflationary pressures and changes in the interest rate environment that reduce our margin and yields, the fair value of financial instruments or our level of loan originations, or increase in the level of defaults, losses and prepayments on loans we have made and make; (6) changes in the level of nonperforming assets and charge-offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; (7) volatility in credit and equity markets and its effect on the global economy; (8) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (9) our ability to achieve loan growth and attract deposits in our market area; (10) risks associated with concentrations in real estate related loans; (11) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related asset and market prices; (12) credit related impairment charges to our securities portfolio; (13) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (14) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (15) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (16) our inability to attract, recruit, and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (17) possible adjustment of the valuation of our deferred tax assets; (18) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (19) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (20) risks of loss of funding of SBA or SBA loan programs, or changes in those programs; (21) compliance with applicable laws and governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities, accounting and tax matters; (22) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (23) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise; (24) availability of and competition for acquisition opportunities; (25) risks resulting from domestic terrorism; (26) risks resulting from social unrest and protests; (27) risks of natural disasters (including earthquakes, fires, and flooding) and other events beyond our control; (28) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:		For the Nine Months Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,	September 30,	Percent
(in $000’s, unaudited)	2022	2022	2021	2022	2021	2022	2021	Change
Interest income	$50,174	$43,556	$39,907	15%	26%	$133,636	$113,300	18%
Interest expense	2,133	1,677	1,725	27%	24%	5,495	5,284	4%
Net interest income before provision
for credit losses on loans	48,041	41,879	38,182	15%	26%	128,141	108,016	19%
Provision for (recapture of) credit losses on loans	1,006	(181)	(514)	656%	296%	258	(2,519)	110%
Net interest income after provision
for credit losses on loans	47,035	42,060	38,696	12%	22%	127,883	110,535	16%
Noninterest income:
Service charges and fees on deposit
accounts	1,360	867	584	57%	133%	2,839	1,844	54%
Increase in cash surrender value of
life insurance	484	480	470	1%	3%	1,444	1,384	4%
Gain on sales of SBA loans	308	27	594	1041%	(48)%	491	1,227	(60)%
Servicing income	125	139	129	(10)%	(3)%	370	415	(11)%
Gain on warrants	32	—	—	N/A	N/A	669	—	N/A
Termination fees	16	45	32	(64)%	(50)%	61	179	(66)%
Gain on proceeds from company-owned
life insurance	—	27	109	(100)%	(100)%	27	571	(95)%
Other	456	513	490	(11)%	(7)%	1,438	1,258	14%
Total noninterest income	2,781	2,098	2,408	33%	15%	7,339	6,878	7%
Noninterest expense:
Salaries and employee benefits	14,119	13,476	12,461	5%	13%	41,416	38,991	6%
Occupancy and equipment	2,415	2,277	2,151	6%	12%	7,129	6,672	7%
Professional fees	1,230	1,291	1,211	(5)%	2%	3,601	4,701	(23)%
Other	6,135	6,146	6,008	0%	2%	18,195	20,486	(11)%
Total noninterest expense	23,899	23,190	21,831	3%	9%	70,341	70,850	(1)%
Income before income taxes	25,917	20,968	19,273	24%	34%	64,881	46,563	39%
Income tax expense	7,848	6,147	5,555	28%	41%	19,125	12,828	49%
Net income	$18,069	$14,821	$13,718	22%	32%	$45,756	$33,735	36%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.30	$0.24	$0.23	25%	30%	$0.76	$0.56	36%
Diluted earnings per share	$0.30	$0.24	$0.23	25%	30%	$0.75	$0.56	34%
Weighted average shares outstanding - basic	60,686,992	60,542,170	60,220,717	0%	1%	60,541,015	60,078,953	1%
Weighted average shares outstanding - diluted	61,123,801	60,969,154	60,760,189	0%	1%	61,004,840	60,635,304	1%
Common shares outstanding at period-end	60,716,794	60,666,794	60,266,316	0%	1%	60,716,794	60,266,316	1%
Dividend per share	$0.13	$0.13	$0.13	0%	0%	$0.39	$0.39	0%
Book value per share	$10.04	$10.01	$9.79	0%	3%	$10.04	$9.79	3%
Tangible book value per share	$7.09	$7.04	$6.77	1%	5%	$7.09	$6.77	5%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	11.72%	9.86%	9.29%	19%	26%	10.12%	7.74%	31%
Annualized return on average tangible equity	16.60%	14.06%	13.49%	18%	23%	14.41%	11.29%	28%
Annualized return on average assets	1.31%	1.11%	1.06%	18%	24%	1.13%	0.90%	26%
Annualized return on average tangible assets	1.36%	1.15%	1.10%	18%	24%	1.17%	0.94%	24%
Net interest margin (FTE)	3.73%	3.38%	3.18%	10%	17%	3.39%	3.13%	8%
Efficiency ratio	47.02%	52.73%	53.78%	(11)%	(13)%	51.92%	61.67%	(16)%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,466,330	$5,334,636	$5,139,239	2%	6%	$5,414,820	$4,988,076	9%
Average tangible assets	$5,286,591	$5,154,245	$4,956,738	3%	7%	$5,234,427	$4,804,814	9%
Average earning assets	$5,117,373	$4,985,611	$4,778,574	3%	7%	$5,065,698	$4,626,853	9%
Average loans held-for-sale	$3,282	$1,824	$4,810	80%	(32)%	$2,201	$4,112	(46)%
Average total loans	$3,140,705	$3,048,353	$2,766,731	3%	14%	$3,072,473	$2,725,207	13%
Average deposits	$4,712,044	$4,579,436	$4,396,315	3%	7%	$4,662,926	$4,252,214	10%
Average demand deposits - noninterest-bearing	$1,910,748	$1,836,350	$1,835,219	4%	4%	$1,868,283	$1,786,035	5%
Average interest-bearing deposits	$2,801,296	$2,743,086	$2,561,096	2%	9%	$2,794,643	$2,466,179	13%
Average interest-bearing liabilities	$2,840,611	$2,791,527	$2,601,002	2%	9%	$2,837,219	$2,506,025	13%
Average equity	$611,707	$603,182	$586,012	1%	4%	$604,794	$582,751	4%
Average tangible equity	$431,968	$422,791	$403,511	2%	7%	$424,401	$399,489	6%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2022	2022	2022	2021	2021
Interest income	$50,174	$43,556	$39,906	$39,956	$39,907
Interest expense	2,133	1,677	1,685	1,847	1,725
Net interest income before provision
for credit losses on loans	48,041	41,879	38,221	38,109	38,182
Provision for (recapture of) credit losses on loans	1,006	(181)	(567)	(615)	(514)
Net interest income after provision
for credit losses on loans	47,035	42,060	38,788	38,724	38,696
Noninterest income:
Service charges and fees on deposit
accounts	1,360	867	612	644	584
Increase in cash surrender value of
life insurance	484	480	480	454	470
Gain on sales of SBA loans	308	27	156	491	594
Servicing income	125	139	106	138	129
Gain on warrants	32	—	637	—	—
Termination fees	16	45	—	618	32
Gain on proceeds from company-owned
life insurance	—	27	—	104	109
Other	456	513	469	361	490
Total noninterest income	2,781	2,098	2,460	2,810	2,408
Noninterest expense:
Salaries and employee benefits	14,119	13,476	13,821	12,871	12,461
Occupancy and equipment	2,415	2,277	2,437	2,366	2,151
Professional fees	1,230	1,291	1,080	1,200	1,211
Other	6,135	6,146	5,914	5,790	6,008
Total noninterest expense	23,899	23,190	23,252	22,227	21,831
Income before income taxes	25,917	20,968	17,996	19,307	19,273
Income tax expense	7,848	6,147	5,130	5,342	5,555
Net income	$18,069	$14,821	$12,866	$13,965	$13,718

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.30	$0.24	$0.21	$0.23	$0.23
Diluted earnings per share	$0.30	$0.24	$0.21	$0.23	$0.23
Weighted average shares outstanding - basic	60,686,992	60,542,170	60,393,883	60,298,424	60,220,717
Weighted average shares outstanding - diluted	61,123,801	60,969,154	60,921,835	60,844,221	60,760,189
Common shares outstanding at period-end	60,716,794	60,666,794	60,407,846	60,339,837	60,266,316
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$10.04	$10.01	$9.95	$9.91	$9.79
Tangible book value per share	$7.09	$7.04	$6.96	$6.91	$6.77

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	11.72%	9.86%	8.71%	9.35%	9.29%
Annualized return on average tangible equity	16.60%	14.06%	12.47%	13.50%	13.49%
Annualized return on average assets	1.31%	1.11%	0.96%	0.97%	1.06%
Annualized return on average tangible assets	1.36%	1.15%	0.99%	1.00%	1.10%
Net interest margin (FTE)	3.73%	3.38%	3.05%	2.84%	3.18%
Efficiency ratio	47.02%	52.73%	57.16%	54.32%	53.78%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,466,330	$5,334,636	$5,443,240	$5,695,136	$5,139,239
Average tangible assets	$5,286,591	$5,154,245	$5,262,175	$5,513,359	$4,956,738
Average earning assets	$5,117,373	$4,985,611	$5,093,851	$5,336,129	$4,778,574
Average loans held-for-sale	$3,282	$1,824	$1,478	$4,047	$4,810
Average total loans	$3,140,705	$3,048,353	$3,027,111	$2,872,074	$2,766,731
Average deposits	$4,712,044	$4,579,436	$4,697,136	$4,945,204	$4,396,315
Average demand deposits - noninterest-bearing	$1,910,748	$1,836,350	$1,857,164	$1,979,940	$1,835,219
Average interest-bearing deposits	$2,801,296	$2,743,086	$2,839,972	$2,965,264	$2,561,096
Average interest-bearing liabilities	$2,840,611	$2,791,527	$2,879,952	$3,005,212	$2,601,002
Average equity	$611,707	$603,182	$599,355	$592,291	$586,012
Average tangible equity	$431,968	$422,791	$418,290	$410,514	$403,511

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2022	2022	2021	2022	2021
ASSETS
Cash and due from banks	$40,500	$35,764	$33,013	13%	23%
Other investments and interest-bearing deposits
in other financial institutions	641,251	840,821	1,588,334	(24)%	(60)%
Securities available-for-sale, at fair value	478,534	332,129	121,000	44%	295%
Securities held-to-maturity, at amortized cost	703,794	723,716	537,285	(3)%	31%
Loans held-for-sale - SBA, including deferred costs	2,081	2,281	3,678	(9)%	(43)%
Loans:
Commercial	541,215	523,268	578,944	3%	(7)%
PPP loans	1,614	8,153	164,506	(80)%	(99)%
Real estate:
CRE - owner occupied	612,241	597,521	580,624	2%	5%
CRE - non-owner occupied	1,023,405	993,621	829,022	3%	23%
Land and construction	167,439	155,389	141,277	8%	19%
Home equity	116,489	116,641	106,690	0%	9%
Multifamily	229,455	221,938	205,952	3%	11%
Residential mortgages	508,839	448,958	211,467	13%	141%
Consumer and other	16,620	18,354	20,106	(9)%	(17)%
Loans	3,217,317	3,083,843	2,838,588	4%	13%
Deferred loan fees, net	(844)	(1,391)	(5,729)	(39)%	(85)%
Total loans, net of deferred costs and fees	3,216,473	3,082,452	2,832,859	4%	14%
Allowance for credit losses on loans	(46,921)	(45,490)	(43,680)	3%	7%
Loans, net	3,169,552	3,036,962	2,789,179	4%	14%
Company-owned life insurance	78,456	77,972	77,509	1%	1%
Premises and equipment, net	9,428	9,593	9,821	(2)%	(4)%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	11,692	12,351	14,423	(5)%	(19)%
Accrued interest receivable and other assets	128,343	117,621	121,129	9%	6%
Total assets	$5,431,262	$5,356,841	$5,463,002	1%	(1)%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,883,574	$1,846,365	$1,804,965	2%	4%
Demand, interest-bearing	1,154,403	1,218,538	1,141,944	(5)%	1%
Savings and money market	1,487,400	1,387,003	1,600,754	7%	(7)%
Time deposits - under $250	34,728	36,691	39,628	(5)%	(12)%
Time deposits - $250 and over	93,263	98,760	103,046	(6)%	(9)%
CDARS - money market and time deposits	29,897	26,287	36,044	14%	(17)%
Total deposits	4,683,265	4,613,644	4,726,381	2%	(1)%
Subordinated debt, net of issuance costs	39,312	39,274	39,878	0%	(1)%
Accrued interest payable and other liabilities	99,168	96,699	106,625	3%	(7)%
Total liabilities	4,821,745	4,749,617	4,872,884	2%	(1)%

Shareholders’ Equity:
Common stock	501,240	499,832	496,622	0%	1%
Retained earnings	133,489	123,310	105,202	8%	27%
Accumulated other comprehensive loss	(25,212)	(15,918)	(11,706)	(58)%	(115)%
Total shareholders' equity	609,517	607,224	590,118	0%	3%
Total liabilities and shareholders’ equity	$5,431,262	$5,356,841	$5,463,002	1%	(1)%

	End of Period:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2022	2022	2022	2021	2021
ASSETS
Cash and due from banks	$40,500	$35,764	$29,729	$15,703	$33,013
Other investments and interest-bearing deposits
in other financial institutions	641,251	840,821	1,187,436	1,290,513	1,588,334
Securities available-for-sale, at fair value	478,534	332,129	111,217	102,252	121,000
Securities held-to-maturity, at amortized cost	703,794	723,716	736,823	658,397	537,285
Loans held-for-sale - SBA, including deferred costs	2,081	2,281	831	2,367	3,678
Loans:
Commercial	541,215	523,268	568,053	594,108	578,944
PPP loans	1,614	8,153	37,393	88,726	164,506
Real estate:
CRE - owner occupied	612,241	597,521	597,542	595,934	580,624
CRE - non-owner occupied	1,023,405	993,621	928,220	902,326	829,022
Land and construction	167,439	155,389	153,323	147,855	141,277
Home equity	116,489	116,641	111,609	109,579	106,690
Multifamily	229,455	221,938	221,767	218,856	205,952
Residential mortgages	508,839	448,958	391,171	416,660	211,467
Consumer and other	16,620	18,354	17,110	16,744	20,106
Loans	3,217,317	3,083,843	3,026,188	3,090,788	2,838,588
Deferred loan fees, net	(844)	(1,391)	(2,124)	(3,462)	(5,729)
Total loans, net of deferred fees	3,216,473	3,082,452	3,024,064	3,087,326	2,832,859
Allowance for credit losses on loans	(46,921)	(45,490)	(42,788)	(43,290)	(43,680)
Loans, net	3,169,552	3,036,962	2,981,276	3,044,036	2,789,179
Company-owned life insurance	78,456	77,972	78,069	77,589	77,509
Premises and equipment, net	9,428	9,593	9,580	9,639	9,821
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	11,692	12,351	13,009	13,668	14,423
Accrued interest receivable and other assets	128,343	117,621	111,797	117,614	121,129
Total assets	$5,431,262	$5,356,841	$5,427,398	$5,499,409	$5,463,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,883,574	$1,846,365	$1,811,943	$1,903,768	$1,804,965
Demand, interest-bearing	1,154,403	1,218,538	1,268,942	1,308,114	1,141,944
Savings and money market	1,487,400	1,387,003	1,447,434	1,375,825	1,600,754
Time deposits - under $250	34,728	36,691	38,417	38,734	39,628
Time deposits - $250 and over	93,263	98,760	93,161	94,700	103,046
CDARS - money market and time deposits	29,897	26,287	30,008	38,271	36,044
Total deposits	4,683,265	4,613,644	4,689,905	4,759,412	4,726,381
Subordinated debt, net of issuance costs	39,312	39,274	39,987	39,925	39,878
Accrued interest payable and other liabilities	99,168	96,699	96,450	102,044	106,625
Total liabilities	4,821,745	4,749,617	4,826,342	4,901,381	4,872,884

Shareholders’ Equity:
Common stock	501,240	499,832	498,763	497,695	496,622
Retained earnings	133,489	123,310	116,347	111,329	105,202
Accumulated other comprehensive loss	(25,212)	(15,918)	(14,054)	(10,996)	(11,706)
Total shareholders' equity	609,517	607,224	601,056	598,028	590,118
Total liabilities and shareholders’ equity	$5,431,262	$5,356,841	$5,427,398	$5,499,409	$5,463,002

	At or For the Quarter Ended:			Percent Change From:
CREDIT QUALITY DATA	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2022	2022	2021	2022	2021
Nonaccrual loans - held-for-investment	$491	$1,734	$4,091	(72)%	(88)%
Restructured and loans over 90 days past due
and still accruing	545	981	642	(44)%	(15)%
Total nonperforming loans	1,036	2,715	4,733	(62)%	(78)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$1,036	$2,715	$4,733	(62)%	(78)%
Other restructured loans still accruing	$93	$113	$90	(18)%	3%
Net charge-offs (recoveries) during the quarter	$(425)	$(2,883)	$(238)	85%	(79)%
Provision for (recapture of) credit losses on loans during the quarter	$1,006	$(181)	$(514)	656%	296%
Allowance for credit losses on loans	$46,921	$45,490	$43,680	3%	7%
Classified assets	$28,570	$28,929	$31,937	(1)%	(11)%
Allowance for credit losses on loans to total loans	1.46%	1.48%	1.54%	(1)%	(5)%
Allowance for credit losses on loans to total nonperforming loans	4,529.05%	1,675.51%	922.88%	170%	391%
Nonperforming assets to total assets	0.02%	0.05%	0.09%	(60)%	(78)%
Nonperforming loans to total loans	0.03%	0.09%	0.17%	(67)%	(82)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	6%	7%	0%	(14)%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	5%	6%	7%	(17)%	(29)%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$430,194	$427,242	$408,064	1%	5%
Shareholders’ equity / total assets	11.22%	11.34%	10.80%	(1)%	4%
Tangible common equity / tangible assets (2)	8.19%	8.25%	7.73%	(1)%	6%
Loan to deposit ratio	68.68%	66.81%	59.94%	3%	15%
Noninterest-bearing deposits / total deposits	40.22%	40.02%	38.19%	0%	5%
Total capital ratio	14.5%	14.6%	15.1%	(1)%	(4)%
Tier 1 capital ratio	12.4%	12.5%	12.9%	(1)%	(4)%
Common Equity Tier 1 capital ratio	12.4%	12.5%	12.9%	(1)%	(4)%
Tier 1 leverage ratio	8.7%	8.7%	8.6%	0%	1%
Heritage Bank of Commerce:
Total capital ratio	14.0%	14.1%	14.5%	(1)%	(3)%
Tier 1 capital ratio	12.9%	13.0%	13.5%	(1)%	(4)%
Common Equity Tier 1 capital ratio	12.9%	13.0%	13.5%	(1)%	(4)%
Tier 1 leverage ratio	9.0%	9.0%	9.0%	0%	0%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	At or For the Quarter Ended:
CREDIT QUALITY DATA	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2022	2022	2022	2021	2021
Nonaccrual loans - held-for-investment	$491	$1,734	$3,303	$3,460	$4,091
Restructured and loans over 90 days past due
and still accruing	545	981	527	278	642
Total nonperforming loans	1,036	2,715	3,830	3,738	4,733
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$1,036	$2,715	$3,830	$3,738	$4,733
Other restructured loans still accruing	$93	$113	$125	$125	$90
Net charge-offs (recoveries) during the quarter	$(425)	$(2,883)	$(65)	$(225)	$(238)
Provision for (recapture of) credit losses on loans during the quarter	$1,006	$(181)	$(567)	$(615)	$(514)
Allowance for credit losses on loans	$46,921	$45,490	$42,788	$43,290	$43,680
Classified assets	$28,570	$28,929	$30,579	$33,719	$31,937
Allowance for credit losses on loans to total loans	1.46%	1.48%	1.41%	1.40%	1.54%
Allowance for credit losses on loans to total nonperforming loans	4,529.05%	1,675.51%	1,117.18%	1,158.11%	922.88%
Nonperforming assets to total assets	0.02%	0.05%	0.07%	0.07%	0.09%
Nonperforming loans to total loans	0.03%	0.09%	0.13%	0.12%	0.17%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	6%	6%	7%	7%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	5%	6%	6%	7%	7%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$430,194	$427,242	$420,416	$416,729	$408,064
Shareholders’ equity / total assets	11.22%	11.34%	11.07%	10.87%	10.80%
Tangible common equity / tangible assets (2)	8.19%	8.25%	8.01%	7.84%	7.73%
Loan to deposit ratio	68.68%	66.81%	64.48%	64.87%	59.94%
Noninterest-bearing deposits / total deposits	40.22%	40.02%	38.63%	40.00%	38.19%
Total capital ratio	14.5%	14.6%	14.6%	14.4%	15.1%
Tier 1 capital ratio	12.4%	12.5%	12.4%	12.3%	12.9%
Common Equity Tier 1 capital ratio	12.4%	12.5%	12.4%	12.3%	12.9%
Tier 1 leverage ratio	8.7%	8.7%	8.3%	7.9%	8.6%
Heritage Bank of Commerce:
Total capital ratio	14.0%	14.1%	13.9%	13.8%	14.5%
Tier 1 capital ratio	12.9%	13.0%	12.9%	12.8%	13.5%
Common Equity Tier 1 capital ratio	12.9%	13.0%	12.9%	12.8%	13.5%
Tier 1 leverage ratio	9.0%	9.0%	8.7%	8.2%	9.0%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	September 30, 2022			September 30, 2021
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,143,987	38,870	4.90%	$2,771,541	$36,207	5.18%
Securities - taxable	1,076,742	5,874	2.16%	557,890	2,320	1.65%
Securities - exempt from Federal tax (3)	38,733	329	3.37%	58,679	485	3.28%
Other investments and interest-bearing deposits
in other financial institutions	857,911	5,170	2.39%	1,390,464	998	0.28%
Total interest earning assets (3)	5,117,373	50,243	3.90%	4,778,574	40,010	3.32%
Cash and due from banks	37,961			37,963
Premises and equipment, net	9,591			9,962
Goodwill and other intangible assets	179,739			182,501
Other assets	121,666			130,239
Total assets	$5,466,330			$5,139,239

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,910,748			$1,835,219

Demand, interest-bearing	1,205,937	543	0.18%	1,142,762	473	0.16%
Savings and money market	1,429,055	925	0.26%	1,234,109	513	0.16%
Time deposits - under $100	12,329	5	0.16%	14,721	7	0.19%
Time deposits - $100 and over	123,458	121	0.39%	132,247	147	0.44%
CDARS - money market and time deposits	30,517	1	0.01%	37,257	1	0.01%
Total interest-bearing deposits	2,801,296	1,595	0.23%	2,561,096	1,141	0.18%
Total deposits	4,712,044	1,595	0.13%	4,396,315	1,141	0.10%

Subordinated debt, net of issuance costs	39,288	538	5.43%	39,851	583	5.80%
Short-term borrowings	27	—	0.00%	55	1	7.21%
Total interest-bearing liabilities	2,840,611	2,133	0.30%	2,601,002	1,725	0.26%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,751,359	2,133	0.18%	4,436,221	1,725	0.15%
Other liabilities	103,264			117,006
Total liabilities	4,854,623			4,553,227
Shareholders’ equity	611,707			586,012
Total liabilities and shareholders’ equity	$5,466,330			$5,139,239

Net interest income (3) / margin		48,110	3.73%		38,285	3.18%
Less tax equivalent adjustment (3)		(69)			(103)
Net interest income		$48,041			$38,182

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $507,000 for the third quarter of 2022 (of which $190,000 was from PPP loans), compared to $2,809,000 for the third quarter of 2021 (of which $2,508,000 was from PPP loans). Prepayment fees totaled $96,000 for the third quarter of 2022, compared to $1,282,000 for the third quarter of 2021.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2022			June 30, 2022
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,143,987	$38,870	4.90%	$3,050,177	36,538	4.80%
Securities - taxable	1,076,742	5,874	2.16%	912,408	4,407	1.94%
Securities - exempt from Federal tax (3)	38,733	329	3.37%	40,447	343	3.40%
Other investments and interest-bearing deposits
in other financial institutions	857,911	5,170	2.39%	982,579	2,340	0.96%
Total interest earning assets (3)	5,117,373	50,243	3.90%	4,985,611	43,628	3.51%
Cash and due from banks	37,961			37,172
Premises and equipment, net	9,591			9,666
Goodwill and other intangible assets	179,739			180,391
Other assets	121,666			121,796
Total assets	$5,466,330			$5,334,636

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,910,748			$1,836,350

Demand, interest-bearing	1,205,937	543	0.18%	1,249,875	468	0.15%
Savings and money market	1,429,055	925	0.26%	1,327,665	558	0.17%
Time deposits - under $100	12,329	5	0.16%	12,643	4	0.13%
Time deposits - $100 and over	123,458	121	0.39%	125,258	114	0.37%
CDARS - money market and time deposits	30,517	1	0.01%	27,645	2	0.03%
Total interest-bearing deposits	2,801,296	1,595	0.23%	2,743,086	1,146	0.17%
Total deposits	4,712,044	1,595	0.13%	4,579,436	1,146	0.10%

Subordinated debt, net of issuance costs	39,288	538	5.43%	48,425	531	4.40%
Short-term borrowings	27	—	0.00%	16	—	0.00%
Total interest-bearing liabilities	2,840,611	2,133	0.30%	2,791,527	1,677	0.24%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,751,359	2,133	0.18%	4,627,877	1,677	0.15%
Other liabilities	103,264			103,577
Total liabilities	4,854,623			4,731,454
Shareholders’ equity	611,707			603,182
Total liabilities and shareholders’ equity	$5,466,330			$5,334,636

Net interest income (3) / margin		48,110	3.73%		41,951	3.38%
Less tax equivalent adjustment (3)		(69)			(72)
Net interest income		$48,041			$41,879

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $507,000 for the third quarter of 2022 (of which $190,000 was from PPP loans), compared to $816,000 for the second quarter of 2022 (of which $493,000 was from PPP loans). Prepayment fees totaled $96,000 for the third quarter of 2022, compared to $549,000 for the second quarter of 2022.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2022			September 30, 2021
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,074,674	110,509	4.81%	$2,729,319	$103,482	5.07%
Securities - taxable	924,694	13,725	1.98%	491,832	5,992	1.63%
Securities - exempt from Federal tax (3)	41,328	1,048	3.39%	62,454	1,538	3.29%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	1,025,002	8,574	1.12%	1,343,248	2,611	0.26%
Total interest earning assets (3)	5,065,698	133,856	3.53%	4,626,853	113,623	3.28%
Cash and due from banks	37,589			40,401
Premises and equipment, net	9,621			10,158
Goodwill and other intangible assets	180,393			183,262
Other assets	121,519			127,402
Total assets	$5,414,820			$4,988,076

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,868,283			$1,786,035

Demand, interest-bearing	1,244,996	1,470	0.16%	1,103,114	1,429	0.17%
Savings and money market	1,383,944	2,026	0.20%	1,184,108	1,613	0.18%
Time deposits - under $100	12,732	14	0.15%	15,315	24	0.21%
Time deposits - $100 and over	122,615	341	0.37%	132,347	482	0.49%
CDARS - money market and time deposits	30,356	4	0.02%	31,295	4	0.02%
Total interest-bearing deposits	2,794,643	3,855	0.18%	2,466,179	3,552	0.19%
Total deposits	4,662,926	3,855	0.11%	4,252,214	3,552	0.11%

Subordinated debt, net of issuance costs	42,552	1,640	5.15%	39,804	1,731	5.81%
Short-term borrowings	24	—	0.00%	42	1	3.18%
Total interest-bearing liabilities	2,837,219	5,495	0.26%	2,506,025	5,284	0.28%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,705,502	5,495	0.16%	4,292,060	5,284	0.16%
Other liabilities	104,524			113,265
Total liabilities	4,810,026			4,405,325
Shareholders’ equity	604,794			582,751
Total liabilities and shareholders’ equity	$5,414,820			$4,988,076

Net interest income (3) / margin		128,361	3.39%		108,339	3.13%
Less tax equivalent adjustment (3)		(220)			(323)
Net interest income		$128,141			$108,016

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $3,111,000 for the first nine months of 2022 (of which $2,029,000 was from PPP loans), compared to $8,690,000 for the first nine months of 2021 (of which $7,784,000 was from PPP loans). Prepayment fees totaled $1,155,000 for the first nine months of 2022, compared to $2,303,000 for the first nine months of 2021.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.